EXHIBIT (d)(3)


                         THE GREATER CHINA FUND, INC.
                                RIGHTS OFFERING

                         NOTICE OF GUARANTEED DELIVERY

          TIME SENSITIVE --UNLESS EXTENDED, THIS OFFER EXPIRES
                         ON APRIL 12, 1996


     As set forth in the prospectus under "THE OFFER -- Method of Exercise of Rights" and "-- Payment for Shares," this form or one substantially equivalent hereto may be used by a New York Stock Exchange member or a bank or trust company with an office or correspondent in the United States as a means of effecting a subscription on behalf of a shareholder pursuant to the rights offering (the "Offer") of shares of the Fund's common stock. Such form must be delivered by hand, sent by facsimile transmission, overnight courier or first-class mail to the Subscription Agent prior to 5:00 P.M., New York City time, on April 12, 1996, unless the Offer is extended by the Fund (the "Expiration Date"). However, if sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.

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                                                     The Subscription Agent Is:



                                                   PNC BANK, NATIONAL ASSOCIATION

  By First Class Mail, Express Mail                  By Hand:                            By Facsimile:
        or Overnight Courier:                     PNC Bank, N.A.                        PNC Bank, N.A.
           PNC Bank, N.A.                      c/o PNC Trust Company                    (212) 505-4576
               c/o ACS                      40 Broad Street, 5th Floor
       915 Broadway, 5th Floor               New York, New York 10010            Facsimile Delivery Should be
      New York, New York 10010                                                    Confirmed by Telephone at:

                                                                                        (212) 505-4559

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA
A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT
CONSTITUTE A VALID DELIVERY.


     This notice specifies the number of shares subscribed for under both the Primary Subscription and Over-Subscription Privilege, and guarantees payment for all subscribed shares and delivery of confirmed exercise instructions electronically or by a form of the enclosed Beneficial Owner Certificate, no later than the close of business on April 17, 1996. Failure to deliver such exercise instructions and payments will result in a shareholder's forfeiture of the Rights. In the event the Subscription Price exceeds the Estimated Subscription Price, an invoice for any additional amounts due will be sent by April 24, 1996 (the "Confirmation Date"). Payment for such additional amount, if any, must be made by May 8, 1996. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.

                                   BROKER ASSIGNED CONTROL #

                         THE GREATER CHINA FUND, INC.
                                   GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent of (a) payment of the Estimated Subscription Price of $[13.95] per share for the total number of shares ordered under the Primary Subscription and the Over-Subscription Privilege, as indicated herein, together with confirmed exercise instructions by the close of business on April 17, 1996 and (b) payment of any additional invoiced amounts, as described above, by the close of business on May 8, 1996.

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
                                                                                    Payment amount based on
                                                                                    the Estimated
                                                                                    Subscription
                                                                                    Price of $[13.95] per
                                                                                    Share*:


 1. Primary Subscription:
                             Number of Rights            Number of Primary
                             to be exercised:            Subscription Shares
                                                         subscribed for:

                             _______ Rights / 4 =        ____ Shares x $[13.95]     = $____________________

 2. Over-Subscription
     Privilege:
                                                         Number of Over-
                                                         Subscription
                                                         Shares subscribed for:

                                                         ____ Shares x $[13.95]     = $____________________
 3. Total:                                               Total number of Shares     Total payment
                                                         subscribed for:            amount:

                                                         ____ Shares x $[13.95]     = $____________________

*Estimated Subscription Price only; the final Subscription Price may be higher or lower.

How will you exercise the Rights on behalf of the beneficial owners?  (circle one)

A.  Through DTC or another depository  OR  B.  By delivery of a Subscription Certificate directly to the Subscription Agent.

Indicate the Subscription Certificate Number for Each Applicable Shareholder:

         ______________________

         ______________________

         ______________________


          _______________________________                            _______________________________
                    Name of Firm                                           Authorized Signature

          _______________________________                            _______________________________
               DTC Participant Number                                             Title

          _______________________________                            _______________________________
                      Address                                          Name (Please Type or Print)

_____________________________________________________                _______________________________
City                   State                Zip Code                           Phone Number

          _______________________________                            _______________________________
                    Contact Name                                                   Date

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